Exhibit 99.1

Investor Relations Contact
Kim Watkins, CFA
Ruckus Wireless
ir@ruckuswireless.com
408-469-4659
Media Contact
Christine Kerst
Ruckus Wireless
christine.kerst@ruckuswireless.com
949-705-8144

Ruckus Wireless Reports Third Quarter 2015 Financial Results

•	Revenue of $99.0 million, an increase of 7.3% quarter-over-quarter and 16.4% year-over-year.

•	Non-GAAP operating income reached an all-time high of $13.7 million, an increase of 46.0% quarter-over-quarter and 4.9% year-over-year.

•	Non-GAAP diluted net income per share of $0.13, an increase of $0.04 quarter-over-quarter, and flat year-over-year.
SUNNYVALE, CA - October 29, 2015 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its third quarter of 2015 ended September 30, 2015.
Financial Summary
Revenue for the third quarter of 2015 was $99.0 million, an increase of 7.3% from the second quarter of 2015 and 16.4% from the third quarter of 2014.
GAAP net income was $1.7 million for the third quarter of 2015, compared with GAAP net income of $0.8 million for the second quarter of 2015 and $3.6 million for the third quarter of 2014. GAAP operating income was $4.0 million for the third quarter of 2015, compared with GAAP operating income of $1.4 million for the second quarter of 2015 and $6.1 million for the third quarter of 2014.
Non-GAAP net income was $13.3 million for the third quarter of 2015, compared with non-GAAP net income of $9.2 million for the second quarter of 2015 and $12.6 million for the third quarter of 2014. Non-GAAP operating income was $13.7 million for the third quarter of 2015, compared with non-GAAP operating income of $9.4 million for the second quarter of 2015 and $13.1 million for the third quarter of 2014.
GAAP diluted net income per share was $0.02 for the third quarter of 2015, compared with $0.01 for the second quarter of 2015 and $0.04 for the third quarter of 2014. Non-GAAP diluted net income per share was $0.13 for the third quarter of 2015, compared with $0.09 for the second quarter of 2015 and $0.13 for the third quarter of 2014.
“I am pleased with our results and execution in the quarter, as we continued to expand our technology leadership in the market and drove strong growth in the Americas and Europe,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “In the past month, we announced Ruckus Unleashed, our controller-less architecture, providing us with another lever for growth into the SMB segment. And last week, we announced the acquisition of Cloudpath Networks, giving us a certificate-based BYOD and policy solution which we believe is more secure and easier to use than competitive password-based solutions, and which we expect to be an important technology differentiator for Ruckus in education and other verticals going forward.

Business & Financial Highlights

•
The company announced UnleashedTM access points, based on a new controller-less Wi-Fi architecture that can reduce ownership costs and simplify deployment of enterprise-class Wi-Fi for small business environments.

•
Announced the acquisition of Cloudpath Networks, Inc., a privately-held provider of certificate-based security software for BYOD onboarding and policy management. Cloudpath has a particularly strong business and reputation in the education market, as well as customers in enterprise, healthcare, government, and service provider verticals.

•	Announced a collaboration with Brocade to deliver gigabit class smart Wi-Fi to Chico Unified and Souderton Area School Districts.

•	11ac access points accounted for 74% of Ruckus access point product sales in the third quarter, up from 71% in the second quarter of 2015.

•	The company reported 16.4% year-over-year revenue growth; Americas revenue grew 23.2%, EMEA revenue grew 24.1% and APAC revenue declined 5.3% as compared to the third quarter of 2014.

•	Non-GAAP operating margin was 13.9%, an increase compared with 10.2% in the second quarter of 2015, but a decrease compared with 15.4% in the third quarter of 2014.

•	Added 16 new service provider end-customers in the third quarter of 2015, bringing the total service provider end-customer base to approximately 250.

•	Added approximately 4,800 enterprise end-customers in the third quarter of 2015, an all-time high, bringing the total enterprise end-customer base to approximately 61,000.

•
For the third year in a row, Ruckus was named the winner of the SMB hardware category in CRN’s Annual Report Card (ARC) survey of thousands of value-added resellers across the United States, taking the top honors over competitors in areas including product innovation and support.

•	Maintained our position as the #1 market share leader in Service Provider Wi-Fi as identified by the Dell’Oro Group in its Wireless LAN Report 2Q15.

•	Won two awards at the 2015 Wireless Broadband Alliance’s Wi-Fi Global Congress: Best Wi-Fi Enabled Consumer Electronics Device and/or Service and the WBA Chairman Award - Technology Partner Category.

Guidance
For the fourth quarter of 2015 ending December 31, 2015, the company expects:

•	Total revenue in the range of $99 million to $104 million; and

•	Non-GAAP diluted net income per share of $0.11 to $0.14 using approximately 100 million shares.

Conference Call Information
Ruckus Wireless is hosting a conference call for analysts and investors to discuss its third quarter 2015 results and outlook for its fourth quarter of 2015 at 2:00 p.m. Pacific Daylight Time today, October 29, 2015. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 54724427. An archived version of the audio from the call will be available for at least thirty days on the Company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Ruckus Wireless’ financial expectations for the fourth quarter of 2015 and statements regarding partnerships and the business of the Company's acquisition, Cloudpath Networks, Inc.. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market and customer base for Ruckus Wireless products and services, unpredictable market conditions, deployment and adoption of new products and services, competitive market position, technological change and differentiators, the pace and timing of new product introductions, reliance on third party relationships, and general market, political, regulatory, economic and business conditions in the United States and internationally.
Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2015 and our quarterly report on Form 10-Q for the second quarter of 2015 which was filed with the SEC on July 30, 2015. Ruckus Wireless’ SEC filings are available on the company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We also provide projected fourth quarter 2015 non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.
Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expense. Stock-based compensation will recur in future periods.
Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock option exercises and restricted stock releases, in order to provide a complete picture of the Company’s recurring core business operating results. Stock-based compensation will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Legal settlement expense (benefit): We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.
Workforce reorganization expense: We have excluded costs related to the workforce reorganization, including involuntary employee termination and temporary redundant headcount and facility costs related to site optimization.
Non-cash income tax expense: We have excluded non-cash income taxes, as the Company does not expect to pay any material federal or state income taxes in 2015.
Our non-GAAP financial measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, workforce reorganization expense and legal settlement expense (benefit), net. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted net income per share. Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, workforce reorganization expense, legal settlement expense (benefit), net, and non-cash income tax expense. Non-GAAP diluted net income per share is non-GAAP net income divided by non-GAAP weighted-average diluted shares.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 61,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi.
For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product	$91,426	$78,810	$251,763	$224,237
Service	7,526	6,191	21,497	16,816
Total revenue	98,952	85,001	273,260	241,053
Cost of revenue:
Product	27,491	23,193	77,442	66,898
Service	3,558	3,379	10,783	9,070
Total cost of revenue	31,049	26,572	88,225	75,968
Gross profit	67,903	58,429	185,035	165,085
Operating expenses:
Research and development	24,244	19,614	68,383	56,707
Sales and marketing	27,433	24,720	81,207	72,402
General and administrative	12,212	8,017	31,567	24,812
Total operating expenses	63,889	52,351	181,157	153,921
Operating income	4,014	6,078	3,878	11,164
Interest income	181	41	478	133
Other expense, net	(172)	(200)	(344)	(310)
Income before income taxes	4,023	5,919	4,012	10,987
Income tax expense	2,339	2,365	2,142	5,721
Net income	$1,684	$3,554	$1,870	$5,266
Net income per share:
Basic	$0.02	$0.04	$0.02	$0.06
Diluted	$0.02	$0.04	$0.02	$0.06
Weighted average shares used in computing net income per share:
Basic	88,002	83,388	86,894	82,334
Diluted	95,886	94,142	95,319	93,406

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross Profit Reconciliation:
GAAP gross profit:	$67,903	$58,429	$185,035	$165,085
Stock-based compensation	247	266	812	764
Employer payroll tax associated with stock-based compensation	4	2	29	34
Amortization of intangible assets	705	705	2,115	1,615
Non-GAAP gross profit:	$68,859	$59,402	$187,991	$167,498
Gross Margin Reconciliation:
GAAP gross margin:	68.6%	68.7%	67.7%	68.5%
Stock-based compensation	0.3%	0.3%	0.3%	0.3%
Employer payroll tax associated with stock-based compensation	—%	—%	—%	—%
Amortization of intangible assets	0.7%	0.9%	0.8%	0.7%
Non-GAAP gross margin:	69.6%	69.9%	68.8%	69.5%
Operating Income Reconciliation:
GAAP operating income:	$4,014	$6,078	$3,878	$11,164
Stock-based compensation	6,905	6,183	21,312	18,869
Employer payroll tax associated with stock-based compensation	84	140	607	602
Amortization of intangible assets	705	705	2,115	1,615
Workforce reorganization expense	486	—	486	—
Legal settlement expense (benefit), net	1,550	—	1,550	(760)
Non-GAAP operating income:	$13,744	$13,106	$29,948	$31,490
Operating Margin Reconciliation:
GAAP operating margin:	4.1%	7.2%	1.4%	4.6%
Stock-based compensation	7.0%	7.2%	7.8%	7.8%
Employer payroll tax associated with stock-based compensation	0.1%	0.1%	0.2%	0.3%
Amortization of intangible assets	0.7%	0.9%	0.8%	0.7%
Workforce reorganization expense	0.5%	—%	0.2%	—%
Legal settlement expense (benefit), net	1.5%	—%	0.6%	(0.3)%
Non-GAAP operating margin:	13.9%	15.4%	11.0%	13.1%
Net Income Reconciliation:
GAAP net income:	$1,684	$3,554	$1,870	$5,266
Stock-based compensation	6,905	6,183	21,312	18,869
Employer payroll tax associated with stock-based compensation	84	140	607	602
Amortization of intangible assets	705	705	2,115	1,615
Workforce reorganization expense	486	—	486	—
Legal settlement expense (benefit), net	1,550	—	1,550	(760)
Non-cash income tax expense	1,895	2,038	1,068	4,877
Non-GAAP net income:	$13,309	$12,620	$29,008	$30,469
Non-GAAP diluted net income per share:	$0.13	$0.13	$0.30	$0.32
Shares used in computing non-GAAP diluted net income per share reconciliation:
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	95,886	94,142	95,319	93,406
Additional dilutive securities for non-GAAP income	2,827	2,189	2,978	2,267
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	98,713	96,331	98,297	95,673

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$75,615	$56,083
Short-term investments	145,570	142,706
Accounts receivable, net of allowance for doubtful accounts of $800 as of September 30, 2015 and December 31, 2014	76,648	59,553
Inventories	24,382	21,064
Deferred costs	4,450	4,414
Deferred tax assets	6,345	6,205
Prepaid expenses and other current assets	6,318	5,367
Total current assets	339,328	295,392
Property and equipment, net	17,955	13,636
Goodwill	9,945	9,945
Intangible assets, net	5,236	7,351
Non-current deferred tax asset	24,278	21,166
Restricted cash	5,000	5,000
Other assets	1,622	1,504
Total assets	$403,364	$353,994
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,891	$23,538
Accrued compensation	13,943	13,765
Accrued liabilities	7,193	5,282
Deferred revenue	45,094	39,231
Total current liabilities	92,121	81,816
Non-current deferred revenue	13,145	10,554
Non-current deferred tax liabilities	410	596
Other non-current liabilities	1,468	1,379
Total liabilities	107,144	94,345
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of September 30, 2015 and December 31, 2014; 88,393 and 85,110 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	88	85
Additional paid-in capital	307,863	273,276
Accumulated other comprehensive income (loss)	14	(97)
Accumulated deficit	(11,745)	(13,615)
Total stockholders’ equity	296,220	259,649
Total liabilities and stockholders’ equity	$403,364	$353,994

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$8,152	$15,644	$21,484	$31,503
Net cash provided by (used in) investing activities	61	2,679	(15,230)	(18,873)
Net cash provided by financing activities	4,023	5,496	13,278	12,924
Net increase in cash and cash equivalents	$12,236	$23,819	$19,532	$25,554